EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to this Annual Report of Native American Energy Group, Inc. on Form 10-K/A for the year ended December 31, 2012, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Joseph G. D’Arrigo, Principal Executive Officer and Raj S. Nanvaan, Principal Accounting Officer of Native American Energy Group, Inc., certify to the best of our knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Annual Report on Form 10-K/A for the year ending December 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Annual Report on Form 10-K/A for the year ending December 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Native American Energy Group, Inc.

Date: April 22, 2014	By:	/s/ Joseph G. D’Arrigo
Joseph G. D’Arrigo
Chief Executive Officer (Principal Executive Officer)

Date: April 22, 2014	By:	/s/ Raj S. Nanvaan
Joseph G. D’Arrigo
Chief Financial Officer (Principal Accounting Officer)